FIRST AMENDMENT TO THE
                                              DISTRIBUTION AGREEMENT

         This First Amendment is entered into as of the 15th day of November, 1998 in order to amend the Distribution Agreement dated November 15, 1996 (the "Distribution Agreement") by and between Insight Premier Funds on behalf of each of the funds listed on Schedule A to the Distribution Agreement (the "Trust") and Insight Brokerage Services, Inc. (the "Distributor").

WHEREAS, the Trust and the Distributor have entered previously into the Distribution Agreement; and

         WHEREAS, pursuant to Section 6 of the Distribution Agreement, the Trust and the Distributor wish to amend Schedule A of said Agreement.

         NOW, THEREFORE, the parties hereto agree to amend the Distribution Agreement as follows:

              1. Paragraph 1 of the Distribution Agreement is hereby modified and amended to reflect the change in the name of the Trust to "Kobren Insight Funds" and the name of the Distributor to "Kobren Insight Brokerage, Inc. "


         2. Schedule A of the Distribution Agreement is hereby modified and amended to (i) reflect the change in the names of the series previously established and designated and (ii) add Kobren Delphi Value Fund to the names of the series as follows:

         Schedule A                                Schedule A as Amended
Insight Growth Fund                                Kobren Growth Fund
Insight Moderate Growth Fund                    Kobren Moderate Growth Fund
Insight Conservative Allocation Fund        Kobren Conservative Allocation Fund
                                                Kobren Delphi Value Fund

         3. All other terms and conditions of the Distribution Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date set forth above.

                  KOBREN INSIGHT FUNDS, on behalf of the Funds
               listed on Schedule A to the Distribution Agreement


                                            By:      /s/ Eric M. Kobren
                                            Name:    Eric M. Kobren
                                            Title:   President


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                                            KOBREN INSIGHT BROKERAGE, INC.


                                            By:      /s/ Eric M. Kobren
                                            Name:    Eric M. Kobren
                                            Title:   President